SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated the 16th day of December, 2009 and made effective as of the "Effective Date" (as hereinafter defined), by and between MY SCREEN MOBILE, INC., a Delaware corporation (the "Company") and GLOBAL FINANCIAL ENTERPRISES, LLC, a Florida limited liability company (the "Buyer").

RECITALS

      WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the "SEC" (as hereinafter defined) under the "Securities Act" (as hereinafter defined); and

      WHEREAS, Buyer desires to purchase from Company, and the Company desires to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, up to Five Million Dollars ($5,000,000) of unsecured convertible debentures in the form attached hereto as Exhibit "A" (the "Convertible Debentures"), which shall be convertible into shares of Company's common stock, $0.001 par value ("Common Stock") upon the terms and subject to the conditions set forth in the Convertible Debentures, of which Two Million Dollars ($2,000,000) shall be funded on the date hereof (the "First Closing"), and Three Million Dollars ($3,000,000) shall be funded as set forth in Section
4.2 below (the "Second Closing")(each of the First Closing and the Second Closing are sometimes hereinafter individually referred to as a "Closing" and collectively as the "Closings"), all for the total purchase price of Five Million Dollars ($5,000,000) (the "Purchase Price"); and

	WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit "B" (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights to Buyer and others under the Securities Act, and applicable state securities laws;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

                               ARTICLE I
                    RECITALS, EXHIBITS, SCHEDULES

      The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

                               ARTICLE II
                               DEFINITIONS

      For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

      2.1	"Affiliate" means, with respect to a Person, any other
Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      2.2	"Assets" means all of the properties and assets of the
Company or used by the Company in its business as presently conducted or as proposed to be conducted in the future, whether real, personal or mixed, tangible or intangible, wherever located.

      2.3	"Claims" means any Proceedings, Judgments, Obligations,
threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

      2.4	"Consent" means any consent, approval, order or
authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

      2.5	"Contract" means any written or oral contract, agreement,
order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

      2.6	"Conversion Shares" means: (i) the shares of Common Stock
issued or issuable upon conversion of the Convertible Debentures; (ii) the shares of Common Stock issued or issuable in payment of accrued interest thereon, as contemplated in the Convertible Debentures; (iii) the shares of Common Stock otherwise issued or issuable in payment of an agreed upon liquidated damages provision or similar provisions as may be set forth in the Convertible Debentures; or (iv) any or all of them, as the context may require.

      2.7	"Effective Date" means the date upon which this Agreement
becomes fully executed by Buyer and the Company.

      2.8	"Encumbrance" means any lien, security interest, pledge,
mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

      2.9	"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated hereunder.

      2.10	"GAAP" means generally accepted accounting principles,
methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

      2.11	"Governmental Authority" means any foreign, federal, state
or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

      2.12	"Judgment" means any order, writ, injunction, fine,
citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

      2.13	"Law" means any provision of any law, statute, ordinance,
code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

      2.14	"Material Adverse Effect" means with respect to the event,
item or question at issue, that such event, item or question would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents; (ii) a material adverse effect on the results of operations, Assets, business or condition (financial or otherwise) or prospects of the Company, either individually or taken as a whole; or (iii) a material adverse effect on the Company's ability to perform, on a timely basis, its Obligations under this Agreement or any Transaction Documents. The determination of a material adverse effect shall exclude any change effect, event, occurrence, state of facts or development: (x) relating to the Canadian, United States or global economies, political conditions (including the outbreak of war or acts of terrorism), business or regulatory conditions or financial, capital or securities markets in general that does not disproportionately adversely affect the business of the Company relative to other Persons engaged in business substantially similar to the business of the Corporation; (y) due to a change in the market price or trading volume of the Company's shares
(to the extent caused as a result of an event or circumstance beyond the control of the Company) or any general decline in the trading prices of, or any suspension of trading in, securities generally on the Over the Counter Bulletin Board; and (z) due to any generally applicable change in applicable Laws or any interpretation of applicable Laws by a Governmental Authority (other than Judgments applicable to the Company) or in applicable generally accepted accounting principles.

      2.15	"Obligation" means any debt, liability or obligation of any
nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

      2.16	"Ordinary Course of Business" means the ordinary course of
business consistent with past custom and practice (including with respect to quantity, quality and frequency).

      2.17	"Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

      2.18	"Person" means any individual, sole proprietorship, joint
venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

      2.19	"Principal Trading Market" means the Over the Counter
Bulletin Board or "pink sheets" or such other equivalent and nationally recognized exchange or market on which the Common Stock is principally traded at the relevant time.

      2.20	"Proceeding" means any demand, claim, suit, action,
litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

      2.21	"SEC" means the United States Securities and Exchange
Commission.

      2.22	"Securities" means, collectively, the Convertible
Debentures, the Conversion Shares, the Compensation Stock, the
Warrants and the Warrant Shares.

      2.23	"Securities Act" means the Securities Act of 1933, as
amended, and the rules and regulations promulgated thereunder.

      2.24	"Tax" means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

      2.25	"Tax Return" means any tax return, filing, declaration,
information statement or other form or document required to be filed in connection with or with respect to any Tax.

      2.26	"Technical Documentation" means all technical and
descriptive materials in all media relating to the acquisition, design, development, use or maintenance of Intellectual Property, including any compilers, tools, libraries, debuggers and higher level or proprietary language.

      2.27	"Trade Secrets" means information of the Company used in
connection with or otherwise applicable to or affecting the business or Assets of the Company, without regard to form, including technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

      2.28	"Transaction Documents" means any documents or instruments
to be executed by Company in connection with this Agreement, including the Convertible Debentures, the Warrants, the Registration Rights
Agreement and the Irrevocable Transfer Agent Instructions.

      2.29	"Warrants" means, collectively, the Buyer Warrants and the
Compensation Warrants.

      2.30	"Warrant Shares" means the shares of Common Stock Issuable
upon exercise of the Warrants.

                                  ARTICLE III
                                INTERPRETATION

	In this Agreement, unless the express context otherwise requires:
(i) the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words "Article" or "Section" refer to the respective Articles and Sections of this Agreement, and references to "Exhibit" or "Schedule" refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a "party" mean a party to this Agreement and include references to such party's permitted successors and permitted assigns; (iv) references to a "third party" mean a Person not a party to this Agreement; (v) the terms "dollars" and "$" means U.S. dollars; (vi) wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation."

                                  ARTICLE IV
                 PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

      4.1	Purchase and Sale of Convertible Debentures.  Subject to the
satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, at each Closing, and Company agrees to sell and issue to Buyer, at each Closing, Convertible
Debentures in the amount of the Purchase Price applicable to each Closing as more specifically set forth below.

      4.2	Closing Dates. The First Closing of the purchase and sale of the Securities shall be for Two Million Dollars ($2,000,000), and shall take place at 10:00 a.m., Eastern Standard Time, on the date hereof, subject to notification of satisfaction of the conditions to the First Closing set forth herein and in Article IX and Section 10.1 below (or such later date as is mutually agreed to by the Company and the Buyer) (the "First Closing Date"), and the Second Closing of the purchase and sale of the Securities shall be for Three Million Dollars ($3,000,000), and shall take place at 10:00 a.m., Eastern Standard
Time, on a date that is ten (10) business days following the date the Buyer receives written notice from the Company certifying that the conditions set forth in Section 10.2(j) and 10.2(k) hereof have been met and satisfied, subject to notification of satisfaction of the conditions to the Second Closing set forth herein and in Article IX and Section 10.2 below (or such later date as is mutually agreed to by the Company and the Buyer) (the "Second Closing Date") (collectively referred to a the "Closing Dates"). The Closings shall occur on the respective Closing Dates at the offices of David Kahan, P.A., 3125 W. Commercial Blvd., Suite 100, Ft. Lauderdale, Florida 33309, or such other place as is mutually agreed to by the Company and the Buyer.

      4.3	Form of Payment.  Subject to the satisfaction of the terms
and conditions of this Agreement, on each Closing Date: (i) the Buyer shall deliver to the Company, to the accounts more specifically set forth in Section 7.4 below, the aggregate proceeds for the Securities to be issued and sold to Buyer at each such Closing, minus the fees to be paid directly from the proceeds of each such Closing as set forth herein (the "Net Proceeds"), in the form of wire transfers of immediately available U.S. funds; and (ii) the Company shall deliver to Buyer, the Convertible Debentures, Warrants and Compensation Stock which Buyer is purchasing hereunder at each Closing, duly executed on behalf of the Company.

                                  ARTICLE V
                   BUYER'S REPRESENTATIONS AND WARRANTIES

      	Buyer represents and warrants to Company, that:

      5.1	Investment Purpose. Buyer is acquiring the Securities for
its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

      5.2	Accredited Investor Status.  Buyer is an "accredited
investor" as that term is defined in Rule 501(a) (3) of Regulation D, as promulgated under the Securities Act.

      5.3	Reliance on Exemptions.  Buyer understands that the
Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

      5.4	Information. Buyer and its advisors, if any, have been
furnished with all materials relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Article VI below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

      5.5	No Governmental Review. Buyer understands that no United
States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

      5.6	Transfer or Resale.  Buyer understands that except as
provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (A) subsequently registered thereunder; (B) Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company's counsel, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; or (C) Buyer sells, assigns or transfers such Securities pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

      5.7	Legends. Except as provided herein, Buyer agrees to the
imprinting, on each document evidencing the Securities, so long as is required by this Section 5.7, of a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY'S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

	The legend set forth above shall be removed and, within three (3) business days from the date a certificate representing a Security issued with a restrictive legend is delivered by a holder thereof to the Company or the Company's transfer agent, the Company shall issue a certificate (or the Company shall undertake any required action to cause its transfer agent to issue a certificate within such three (3) business day period) without such legend to the holder of any Security, and any stop transfer orders on any such Security shall be rescinded and of no further force or effect, if, unless otherwise required by applicable state securities laws: (i) such Security is registered for sale under an effective registration statement filed under the Securities Act (including an "Initial Registration
Statement" (as such term is defined in the Registration Rights Agreement)) or otherwise may be sold pursuant to Rule 144; or (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company's counsel, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or
(iii) such holder provides the Company and Company's counsel with other assurances reasonably acceptable to Company's counsel, that such Security can be sold pursuant to Rule 144. The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the effective date of an Initial Registration Statement if required by the transfer agent to effect the removal of the legend hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 5.7.

      5.8	Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

      5.9	Receipt of Documents.  Buyer and its counsel have received
and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Documents; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions Buyer submitted to the Company regarding an investment in the Company; and Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

      5.10	Due Formation of Corporate and Other Buyers.  Buyer is a
limited liability company, validly existing and in good standing under the Laws of the State of Florida and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

      5.11	No Legal Advice From Company.  Buyer acknowledges that it
had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.


                                  ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

      Except as set forth and disclosed in the disclosure schedule attached to this Agreement and made a part hereof, the Company hereby makes the following representations and warranties to the Buyer:

      6.1	Subsidiaries.  Except as set forth in Schedule 6.1, the
Company has no subsidiaries and the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other Person. For purposes of the representations and warranties of the Company set forth in this
Article VI, all representations from or related to the Company, its business, Assets, operations or prospects shall be deemed to mean and construed to include in such representation the Company and all of its subsidiaries, as applicable.

      6.2	Organization.  The Company and its subsidiaries are
corporations, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which they are incorporated. Company has the full corporate power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. Schedule 6.2 contains a correct and complete list of the jurisdictions in which the Company is qualified to do business as a foreign corporation.

      6.3	Authority and Approval of Agreement; Binding Effect.  The
execution and delivery by Company of this Agreement and the Transaction Documents, and the performance by Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities and the reservation for issuance of the Conversion Shares and the Warrant Shares, have been duly and validly authorized and approved by Company and its board of directors pursuant to all applicable Laws and other than the corporate action required to be delivered pursuant to Section 10.2 hereof, no other corporate action or Consent on the part of Company, its board of directors, stockholders or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company's Obligations hereunder and thereunder, or to issue the Securities and reserve for issuance the Conversion Shares and the Warrant Shares. This Agreement and each of the Transaction Documents have been duly and validly executed by Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

      6.4	Capitalization. Schedule 6.4 sets forth: (i) the number of
authorized shares of each class of the Company's capital stock; (ii) the number of issued and outstanding shares of each class of the Company's capital stock; and (iii) the number and percentages of shares of each class of the Company's capital stock owned by any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company's capital stock (each a "Material Shareholder"). All of the issued and outstanding shares of capital stock of the Company: (x) have been duly authorized, validly issued and are fully paid and non-assessable; (y) were issued in compliance with all federal and state securities laws; and (z) were not issued in violation of any preemptive rights, rights of first refusal or similar rights to subscribe for or purchase securities. Except as disclosed in Schedule 6.4: (A) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any Encumbrances suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company, or Contracts by which the Company is or may become bound to issue additional capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company; (C) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (D) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (E) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities;
(G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement;
(H) there are no Contracts under which the Company is obligated to register the sale of any of its securities under the Securities Act;
and (I) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other Governmental Authority with respect to the Company or any of its securities. The Company has furnished to the Buyer true, complete and correct copies of (or if not previously furnished to Buyer, the following are attached to this Agreement under Schedule 6.4): (I) the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"); and (II) the Company's Bylaws, as in effect on the date hereof (the "Bylaws"). In addition, set forth in Schedule 6.4 is a listing of all Contracts which contain any terms or provisions relating to any securities of the Company convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto, including any Contracts that include the issuance of stock options issued to employees and consultants, as well as a listing of the minutes of the Company's board of director meetings for 2009 and any actions or resolutions taken by the Company's board of directors without a meeting during 2009. The Company shall provide to Buyer copies of any of such Contracts or minutes upon Buyer's request, whether such request is made before or after the Closings. Except for the Certificate of Incorporation and the Bylaws, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose
Obligations on the governance of the Company to which the Company is a party, or, to the Company's knowledge, between or among the Company's shareholders.

      6.5	No Conflicts; Consents and Approvals.  The execution,
delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities and the reservation for issuance of the Conversion Shares or Warrant Shares will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws or any other organizational or governing documents of Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which Company is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) subject to the representations and warranties of the Buyer under
Article V hereof being true and correct, constitute a violation of, or conflict with, any Law (including United States federal and state securities laws and the rules and regulations of the Principal Trading Market or any other exchange on which the Common Stock is quoted); or
(v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company's Assets. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational or governing documents and the Company, to its knowledge, is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Convertible Debentures and the Warrant Shares upon exercise of the Warrants. Except as disclosed in Schedule 6.5, all Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

      6.6	Issuance of Securities. The Securities are duly authorized
and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof. The Conversion Shares and the Warrant Shares issuable upon conversion of the Convertible Debentures and upon exercise of the Warrant, respectively, have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debentures and Warrants, as the case may be, the Conversion Shares and Warrant Shares, respectively, will be duly issued, fully paid and non-assessable.

      6.7	SEC Documents; Financial Statements. Except as disclosed in
Schedule 6.7, since December 15, 2008, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC's website (www.sec.gov) at no charge to Buyer, and Buyer acknowledges that it may retrieve all SEC Documents from such website and Buyer's access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Buyer;
provided, however, that if Buyer is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond Buyer's control, then upon request from Buyer, the Company shall deliver to Buyer true and complete copies of such SEC Documents. The Buyer shall also deliver to Buyer true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with the SEC that have been prepared but not filed with the SEC as of the date hereof. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable Law (except as set forth in Schedule 6.7 or such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, except as set forth in Schedule 6.7, the financial statements of the Company included in the SEC Documents ("Financial Statements") complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (A) as may be otherwise indicated in such Financial Statements or the notes thereto; or (B) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, information referred to in Section 5.9 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

      6.8	Absence of Certain Changes.  Since the date the last of the
SEC Documents was filed with the SEC, there has been no event or circumstance that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      6.9	Absence of Litigation or Adverse Matters. Except as set
forth in Schedule 6.9: (i) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company's knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets, or that could, upon an unfavorable decision, ruling or finding, have a Material Adverse Effect; (ii) there is no outstanding Judgment against or affecting the Company, its business or Assets that has or imposes or is expected to have or could impose a Material Adverse Effect; and (iii) the Company is not in breach or violation of any Contract, which breach has or is expected to have a Material Adverse Effect.

      6.10	Liabilities and Indebtedness of the Company.  The Company
does not have any Obligations of any nature whatsoever, except: (i) as disclosed in Schedule 6.10; (ii) as disclosed in the Financial Statements; or (iii) Obligations incurred in the Ordinary Course of Business since the date of the last of the SEC Documents was filed with the SEC which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect.

      6.11	Title to Assets.  The Company has good and marketable title
to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. The Company does not own any real property or any interest therein (including, without limitation, any option or other right or Obligation to purchase any real property or any interest therein). Except as set forth in Schedule 6.11 and except as would not have a Material Adverse Effect, the Company's Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

      6.12	Material Contracts.  Set forth in Schedule 6.12 hereto is an accurate, current and complete list and description of each Contract to which the Company is a party or by which the Company or any of its Assets are bound and which: (i) involves aggregate payments of Twenty
Five Thousand Dollars ($25,000) or more to or from the Company; (ii) involves delivery, purchase, licensing or provision, by or to the Company, of any goods, services, assets or other items having a value
(or potential value) over the term of such Contract of Twenty Five
Thousand Dollars ($25,000) or more or is otherwise material to the conduct of the Company's business as now conducted and as contemplated to be conducted in the future; (iii) involves the lease of real property; (iv) imposes any guaranty, surety or indemnification
Obligations on the Company; or (v) prohibits the Company from engaging in any business or competing anywhere in the world (collectively, the "Material Contracts"). An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyer and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by Company which, if accepted, would create a Material Contract with Company.
Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the Company, and to the knowledge of the Company, of the other parties thereto, in accordance with the terms and conditions thereof. Except as set forth in Schedule 6.12, all material Obligations required to be performed under the terms of each of the Material Contracts by the Company, and to the knowledge of the Company, by any other party thereto, have been fully performed by all parties thereto, and neither the Company, and to the knowledge of the Company, no other party to any Material Contract is in material default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a material default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally, the termination of which would result in a Material Adverse
Effect.

      6.13	Compliance with Laws.  To the knowledge of the Company, the
Company is and at all times has been in full compliance with all Laws.
The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

      6.14	Intellectual Property.

             (a)	Definition of Intellectual Property.  The term
"Intellectual Property" means:

                   (i)	all trademarks, service marks, trade names, all
corporate names, trade dress, product names, slogans and logos, and corresponding applications (U.S. and foreign), marks and rights thereto applicable or otherwise related to the Company and its business as now conducted (collectively, "Marks");

                   (ii)	all patents and patent applications (U.S. and
foreign), together with any division, continuation, continuation-in-part, continuing prosecution application, continued examination application, reinstatement, reexamination, revival, reissue, extension or substitution of any thereof, and corresponding applications (U.S and foreign), patents and rights thereto, and all inventions and discoveries that may be patentable, in any jurisdiction, all as applicable or otherwise related to the Company and its business as now conducted (collectively, "Patents");

                   (iii)	all copyrightable works, all copyrights, and
all applications (U.S. and foreign), registrations, and renewals in connection therewith applicable or otherwise related to the Company and its business as now conducted (collectively, "Copyrights");

                   (iv)	all computer software (in both source code and
object code) applicable to or otherwise related to Company's business as now conducted, including: (A) the "My Screen Mobile" software platform and E-Wallet application (including the systems, methods and claims set forth in Company's United States Patent Application, Serial No. 11/766,860); (B) any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (C) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise;
(D) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; (E) design documentation and procedures for product generation and testing of all computer software and firmware; (F) all Internet, intranet and World Wide Web content, sites, domain names and pages, URL's and all HTML and other code related thereto and the technology supporting any of the foregoing; and (G) rules, algorithms, flowcharts, Trade Secrets, know-how, inventions, patents, copyrights, designs, technical processes, works of authorship, Technical Documentation or manuals included in or relating to any of the foregoing (collectively, the "Software");

                   (v)	all products related to or incorporating any
Intellectual Property, including all proposed or unimplemented developments or improvements thereof, and the Trade Secrets, know-how, inventions, patents, copyrights, mask works, designs, technical processes, works of authorship and technical data included in or relating to the same ("Products"); and

                   (vi)	all other know-how, Trade Secrets, customer and
vendor lists, technical information, data, technology, research records, plans, drawings, schematics, compilations, devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, related to any of the foregoing.

             (b)	Ownership and Use of Intellectual Property.  The
Company owns, or has valid and enforceable rights to use pursuant to licenses, sublicenses, agreements, or permissions, all Intellectual Property necessary for the conduct of its business as now conducted.

             (c)	Infringement of Third Party Intellectual Property
Rights. To the knowledge of the Company, the Company has not infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties and the operation of the Company's business as currently conducted and as proposed to be conducted in the future does not and will not infringe upon, misappropriate or otherwise come into conflict with any intellectual property rights of third parties. Company has not received any written notice or other Claim alleging any such infringement, misappropriation, or violation (including any Claim or notice that Company must license or refrain from using any intellectual property rights or interests of any third party), nor, to the best of Company's knowledge, is there any basis therefor.

             (d)	Infringement of Company Intellectual Property
Rights. To the best of Company's knowledge, no third party (including any present or former employee, consultant, or shareholder) has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any rights or interests of Company in and to any Intellectual Property.

             (e)	Marks, Patents and Copyrights.  Schedule 6.14(e)
identifies each Mark, Patent and Copyright that Company owns, and whether each such item of Intellectual Property has been registered, or whether Company has applied for registration of any of such items, with any Governmental Authority. The Company has made available to Buyer correct and complete copies of all such Marks, Patents and Copyrights, each as amended to date, and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such Marks, Patents and Copyrights, including all correspondence, applications, registrations and prosecution materials. With respect to each item of Intellectual Property required to be identified in
Schedule 6.14(e): (i) Company possesses and holds all right, title, and interest in and to such item, free and clear of any and all Encumbrances; (ii) no Proceeding is pending (nor, to the best knowledge of the Company, is any Proceeding threatened) that challenges the legality, validity, enforceability, use, or ownership of the item; (iii) the item is not subject to any Judgment, nor, to the best of Company's knowledge, is any such Judgment threatened against any such item; (iv) except as set forth in Schedule
6.14(e)(iv), Company is not under any Obligation to grant any right, license or permission to use any such item, and the consummation of the Closing will not grant or create any Obligation to grant any right, license or permission to use any such item.

             (f)	Software and Products.  Schedule 6.14(f) identifies
all Software and Products owned by Company. Company has made available to Buyer correct and complete copies of all Software and Products, as amended to date, and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such items, including all correspondence, applications, registrations and prosecution materials.
All Software and Products owned by Company and used to conduct the Company's business as currently conducted and as proposed to be conducted in the future have adequate capability and capacity for the Company's business and performs in conformity with its intended use and purpose and the specifications set forth in its Technical Documentation. With respect to each item of Intellectual Property required to be identified on Schedule 6.14(f): (i) except as set forth in Schedule 6.14(f)(i), and other than commercially available off-the-shelf software, the Company possesses and holds all right, title, and interest in and to such item, free and clear of any and all Encumbrances; (ii) except under the terms of any of the Material
Contracts, Company has no Obligation of any kind to provide maintenance or support services with respect to any such item to any third party; (iii) Company has not entered into any source code escrow or similar arrangement under which a third party would have the right to obtain the source code for any such item; (iv) Company employs commercially reasonable measures to ensure that such item does not contain any viruses. For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware or to allow a third party to have access to the user's computer or network without such user's authority; (v) no Proceeding is pending (nor, to the best knowledge of the Company, is any Proceeding threatened) that challenges the legality, validity, enforceability, use, or ownership of any such item; (vi) the item is not subject to any Judgment, nor, to the best of Company's knowledge, is any such Judgment threatened against any such item; (vii) except under the terms of any of the Material Contracts, Company is not under any Obligation to grant any right, license or permission to use any such item; and (viii) Schedule 6.14(f)(viii) sets forth a true, accurate and complete list of all third party software, programming or other components and materials
(either embedded or non-embedded) not owned by Company that are required to use and operate the Software and Products in accordance with their intended purposes and use and in accordance with their Technical Documentation (collectively "Third Party Components").
Company has validly and effectively obtained the right and license to use (and to sell, license, sublicense and distribute as part of the Software and Products) the Third Party Components contained in the Software and Products pursuant to a "Use Right" (as hereinafter defined) as identified in Section 6.14(h) below. Except as set forth in Schedule 6.14(f)(viii), the Software and Products do not require any other Third Party Components to be used and operated in accordance with their intended purposes and use and in accordance with their Technical Documentation. Except as set forth in Schedule
6.14(f)(viii), the Software and the Products do not contain: (A) any other Third Party Components which a third party may claim superior, joint, or common ownership over; or (B) any derivative works not owned in their entirety by Company.

             (g)	Licenses of Intellectual Property by the
Company. Except under the terms of the Material Contracts, Company has not granted any license, agreement or other permission with respect to its Intellectual Property to any third party.

             (h)	Licenses of Intellectual Property to the
Company. Schedule 6.14(h) identifies each item of Intellectual Property that any third party owns and that Company uses to conduct its business as it is currently conducted and contemplated to be conducted in the future (including any Third Party Components), and
Schedule 6.14(h) designates with reasonable detail whether Company's right to use such Intellectual Property is under a license, sublicense, or other kind of agreement or permission (collectively, "Use Right") and the pertinent material terms of any such Use
Right. The Company has not obtained any Use Rights in any Intellectual Property under any oral agreement or understanding. Company has, pursuant to each Use Right, obtained the full, unrestricted and legal right and license to use (and to sell, license, sublicense and distribute, to the extent required to use, sell, license or distribute the Software and Products) each item of Intellectual Property owned by a third party pursuant to the Use Right. Schedule 6.14(h) includes a summary of any license fee, royalty or other payment obligations of the Company under the applicable Use Right. With respect to each item of Intellectual Property required to be identified in Schedule 6.14(h): (i) the Use Right covering the item is legal, valid, binding, enforceable, and in full force and effect; (ii) the Company is not, and to the knowledge of the Company, no other party to such Use Right is, in breach or default, and no event has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification, or acceleration under the Use Right; (iii) no party to the Use Right has repudiated any provision thereof; (iv) with respect to each Use Right that is a sublicense, to the best of Company's knowledge, the representations and warranties set forth in Section 6.14(h)(i) through (iii) are true and correct with respect to the underlying license; and (v) no Proceeding is pending (nor, to the best knowledge of the Company, is any Proceeding threatened) that challenges the legality, validity, enforceability, use, or ownership of any Use Right.

             (i)	Agreements With Personnel.  All former and current
personnel, including employees, agents, consultants and contractors, who have contributed to or participated in any manner in the conception, reduction to practice or development of the Intellectual Property on behalf of Company either: (i) have executed legally binding written "work-for-hire" agreements or other similar arrangements with Company, in accordance with applicable Law, that have accorded to Company full, effective, exclusive and original ownership of, and all right, title and interest in and to, all tangible and intangible property rights thereby arising; or (ii) have executed appropriate instruments of assignment in favor of Company, as assignee, that have conveyed to Company full, effective and exclusive ownership of all right, title and interest in and to all tangible and intangible property rights arising thereby which are material to the operations of the Company's business as presently conducted and as proposed to be conducted in the future. To the knowledge of the Company, no former or current personnel, including employees, agents, consultants and contractors, who have contributed to or participated in any manner in the conception, reduction to practice or development of the Intellectual Property on behalf of Company has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee, consultant or contractor may be engaged or requires the employee to transfer, assign or disclose information concerning his, her or its work to anyone other than Company.

             (j)	Royalties and other Payment Obligations.  Company is
not obligated to make any payments by way of any royalties, fees or otherwise to any owner, licensor or other claimant to any intellectual property rights for the ownership, transfer or use thereof other than as expressly required under any Use Right expressly disclosed on
Schedule 6.14(h).

             (k)	Adequacy of Technical Documentation.  The Technical
Documentation includes the system documentation, statements of principles of operation and schematics for all of the Intellectual Property, as well as any pertinent commentary or explanation, including any commentary contained in any source code, that may be necessary to render such materials understandable to Buyer and, with respect to any Software, usable by a trained computer programmer.
Nothing in this Section 6.14(k) shall require or impose an obligation upon the Company to provide any source code on its Software to Buyer.

      6.15	Labor and Employment Matters.  The Company is not involved
in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. None of the Company's employees is a member of a union. To the Company's knowledge, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities. Schedule 6.15 sets forth a list of every written Contract between the Company and any officer or other high-level employee of the Company, a true, accurate and complete copy of which has been provided by the Company to Buyer.

      6.16	Employee Benefit Plans.

             (a)	Employee Benefit Plans.  Except as set forth on
Schedule 6.16, the Company does not have and has not ever maintained, and has no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Company participate ("Employee Benefit Plans").

             (b)	Controlled Group Liability.  Neither the Company, nor
any entity that would be aggregated with it under Code Section 414(b),
(c), (m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in any Obligation to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any Assets subject to (or expected to be subject to) any Encumbrance for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction that would give rise to any Obligation under Section 4069 or Section
4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section
601 through 608 of ERISA.

             (c)	Other Liabilities.  (i) The Company is not under any
Obligation to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); and (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions or reimbursements for all periods ending prior to or as of the date hereof have been made.

             (d)	COBRA.  Except as may be required under applicable
Law, the Company is not obligated under any Employee Benefit Plan to provide medical or death benefits with respect to any employee or former employee of the Company or its predecessors after termination of employment. The Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code, and the regulations thereunder, and Part 6 of Title I of ERISA
("COBRA") and has complied with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") with respect to any group health plan within the meaning of Section 5000(b)(1) of the Code.

             (e)	Compliance with Laws.  Each Employee Benefit Plan is
in compliance with all applicable Laws and has been operated in accordance with its terms and provisions. With respect to each Employee Benefit Plan there are no Claims pending by any Person with respect thereof and no Proceedings pending by any Governmental
Authority.  All amendments  required to bring any Employee Benefit
Plan into conformity with any applicable provisions of ERISA and the Code have been duly adopted.

      6.17	Tax Matters.  Except as set forth on Schedule 6.17, the
Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported
Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes.

      6.18	Insurance.  Schedule 6.18 contains a true, accurate and
complete list and description of the material terms of all insurance policies of the Company, including the names of the insurers issuing those policies, the amounts or limits of insurance and the risks or property covered thereby and the expirations dates thereto (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

      6.19	Permits.  The Company possesses all Permits necessary to
conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in full compliance with the respective material requirements of all such Permits.

      6.20	Bank Accounts; Business Location.  Schedule 6.20 sets forth, with respect to each account of the Company with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account. The Company has no office or place of business other than as identified on Schedule 6.20 and the Company's principal places of business and chief executive offices are indicated on Schedule 6.20. All books and records of the Company and other material Assets of the Company are held or located at the principal offices of the Company indicated on Schedule 6.20.

      6.21	Environmental Laws.  To the knowledge of the Company, the
Company is and has at all times been in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), and there are no pending
Claims against the Company relating to any Environmental Laws, nor to the best knowledge of the Company, is there any basis for any such Claims.

      6.22	Illegal Payments.  To the knowledge of the Company, neither
the Company, nor any director, officer, agent, employee or other
Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      6.23	Related Party Transactions.  Except for arm's length
transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors or employees of the Company, nor any Material Shareholder, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. Except as set forth in specific detail in Schedule 6.23, there are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

      6.24	Accounts Payable.  Schedule 6.24 contains a true, accurate
and complete aging schedule of all accounts payable of the Company in excess of Twenty Five Thousand Dollars ($25,000). Except as disclosed on Schedule 6.24: (i) each account payable represents an obligation of the Company incurred in the Ordinary Course of Business for goods sold to, or for bona fide services performed for, the Company; (ii) each account payable is not delinquent and is with respect to an invoice received by the Company not more than thirty (30) days prior to the date hereof; and (iii) no Claim for reduction, counterclaim, setoff, recoupment or other claim for credit, allowances or adjustments has been made by the Company with respect to any such accounts payable.

      6.25	Fees and Rights of First Refusal. The Company is not
obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any other Person, including current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

      6.26	Internal Accounting Controls.  The Company maintains a
system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (iii) the recorded amounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      6.27	Acknowledgment Regarding Buyer's Purchase of the Securities.
The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer's purchase of the Securities. The Company further represents to Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

      6.28	Private Placement. Assuming the accuracy of the Buyer's
representations and warranties set forth in Article V, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyer as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Trading Market.

      6.29	No General Solicitation. Neither the Company, nor any of its
Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

      6.30	No Integrated Offering. Neither the Company, nor any of its
Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

      6.31	Listing and Maintenance Requirements. The Company's Common
Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the best of its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

      6.32	Seniority.  No indebtedness or other equity or security of
the Company is senior to the Convertible Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying assets covered thereby).

      6.33	Organizational Structure.  Attached hereto as Schedule 6.33
is a true, accurate and complete organization structure chart for the Company, setting forth by name and position, the organizational structure and reporting flow chart for the Company.

      6.34	Brokerage Fees.  There is no Person acting on behalf of the
Company who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

      6.35	Full Disclosure.  All the representations and warranties
made by Company herein or in the Schedules hereto are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

                                  ARTICLE VII
                                   COVENANTS

      7.1	Best Efforts. Each party shall use its best efforts to
timely satisfy each of the conditions to be satisfied by it as provided in Articles IX and X of this Agreement.

      7.2	Form D. The Company agrees to file a Form D with respect to
the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Buyer at each Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to each Closing
Date.

      7.3	Reporting Status; Listing. From the date hereof until a date that is eighteen (18) months after Buyer no longer owns, legally or beneficially, any of the Convertible Debentures (the "Transaction End Date"), the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, it being acknowledged and agreed to by Buyer that timely filing a Notification of Late Filing with regards to any report, with the Company subsequently filing such report within the permitted time period set forth in such Notification of Late Filing, shall constitute filing such report in a timely manner, and, unless such filing is publicly available on the SEC's EDGAR system (via the SEC's web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing; (ii) take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available; (iii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange
Act or the rules and regulations thereunder would otherwise permit such termination; (iv) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of the Conversion Shares, Warrant Shares and the Compensation Stock upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, the Conversion Shares, the Warrant Shares and the Compensation Stock) on the Principal Trading Market or on the New York
Stock Exchange, AMEX, the Nasdaq Global Market, the Nasdaq Global
Select Market, the Nasdaq Capital Market or other nationally recognized listing, quoting and trading system or exchange, and the Company shall comply in all respects with the Company's reporting, filing and other Obligations under the bylaws or rules of the Financial Industry Regulatory Authority, Inc. and such other exchanges, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the Principal Trading Market or such other exchanges or quotation systems regarding the continued eligibility of the Common Stock for listing on the Principal Trading
Market or such other exchanges and quotation systems.

      7.4	Use of Proceeds; Accounts and Account Restrictions.

             (a)	Use of Proceeds.  The Company will use the proceeds
from the sale of the Securities to: (i) bring current the Company's account with Sentaca and complete the commercial platform and integration of the Company's mobile device advertising technology
("Company Technology") for the commercial launch of such Company
Technology in Turkey and other countries; (ii) enhance, complete, modify, integrate or otherwise work with the Company Technology for deployments in all markets, and in cooperation with "Trendlink" (as hereinafter defined) in anticipation of a launch of such Company
Technology in Turkey; and (iii) for general corporate and working capital purposes, but subject to the restrictions and limitations set forth in Section 7.4(b) below.

             (b)	Accounts.  The Net Proceeds from the Closings shall be
held for the Company's benefit or deposited by the Company, as applicable, in accounts as follows:

                   (i)	First Closing.

                   (A) Funds Payable To Sentaca. Fifty Thousand Dollars ($50,000) from the Net Proceeds of the First Closing ("Sentaca Funds") shall be deposited into the "Turkey Account" (as hereinafter defined) and Buyer shall, within five (5) days from the First Closing Date, pay the Sentaca Funds to Sentaca (the company building the software platform upon which the "Company Technology" (as hereinafter defined) runs) towards work undertaken by Sentaca for the general global software platform being developed by Sentaca for the Company.

                   (B) Funds Withheld For Turkey Launch. After deducting the Sentaca Funds pursuant to Section 7.4(b)(i)(A) above, thirty-five percent (35%) of the Net Proceeds from the First Closing ("First Turkey Launch Funds") shall be withheld by Buyer and maintained by Buyer in a bank account established in Turkey in the name of Buyer or its designee ("Turkey Account"). Within five (5) days of the First Closing Date, Buyer shall pay to Sentaca, from the First Turkey Launch Funds, One Hundred Thousand Dollars ($100,000) towards work undertaken by Sentaca for the general global software platform being developed by Sentaca for the Company. In addition, Buyer agrees that it shall pay to Sentaca, from the First Turkey Launch Funds, One Hundred Thousand Dollars ($100,000) towards work to be performed by Sentaca specific to the anticipated commercial launch of the Company Technology in Turkey, which monies shall be paid by Buyer from the Turkey Account upon receipt of invoice from Sentaca for such work specific to the Turkey launch (the $200,000 payable to Sentaca from the First Turkey Launch Funds as set forth above are sometimes hereinafter referred to as the "Additional Sentaca Funds"), provided that no such payment may be in payment of any cost for which Trendlink is responsible under section 1(a) of Exhibit "B" to the Trendlink License. After paying or reserving for payment of the Additional Sentaca Funds, Buyer shall have the right to use the remaining First Turkey Launch Funds at any time, at the sole discretion of Buyer or Buyer's designee and without the Company's approval, so long as such First Turkey Launch Funds are used towards or in connection with the items listed on Exhibit "C" attached hereto, and so long as such First Turkey Launch Funds are not used for any of the costs and expenses for which "Trendlink" (as hereinafter defined) is responsible for under Section 1(a) of Exhibit "B" to the "Trendlink License" (as hereinafter defined) (the "Acceptable Use"). Payment by Buyer from First Turkey Launch Funds for an Acceptable Use shall be made by Buyer upon its receipt of an invoice therefor from the Company or from any other Person providing the services which are an Acceptable Use, and upon making any such payment, Buyer shall deliver to the Company a written notice, advising the Company of the amount of First Turkey Launch Funds expended and the Acceptable Use for which such First Turkey Launch Funds were expended. In the event Buyer desires to use any First Turkey Launch Funds for any purpose that is not an Acceptable Use, Buyer shall first be required to obtain the prior written approval of either the Company's CEO or CFO, which approval shall not be unreasonably withheld, conditioned or delayed. Any First Turkey Launch Funds not expended by Buyer from the Turkey Account (or not otherwise reserved for payment of Additional Sentaca Funds or of any Acceptable Use) after sixty (60) days from the First Closing Date shall be promptly thereafter disbursed by Buyer from the Turkey Account, fifty percent (50%) towards payment to Sentaca for the general global software platform being developed by Sentaca for the Company, and fifty percent (50%) to the "Company Operating Account" (as hereinafter defined). Notwithstanding anything to the contrary herein, Buyer acknowledges that the Trendlink License requires that a commercial agreement between Trendlink and Turkcell ("Turkcell Agreement") must be executed and delivered to the Company by January 1, 2010. The parties agree that the Turkcell Agreement must define, in full detail, the specific terms and conditons for the commercial launch of the Company Technology to Turkcell's mobile customers, and the parties further agree that notwithstanding anything contained in the Trendlink License to the contrary, the Company's acceptance or approval of the Turkcell Agreement shall be on a commercially reasonable basis and such acceptance or approval shall not be unreasonably withheld, conditioned or delayed by the Company. The parties agree that in the event the Turkcell Agreement is not executed and delivered to the Company by January 1, 2010, then all funds in the Turkey Account shall be disbursed, 50% to the Company Operating Account and 50% to Sentaca, on the first business day thereafter.


                   (C) Company Operating Account. After deducting the Registration Funds pursuant to Section 7.4(b)(i)(A) above, sixty-five percent (65%) of the Net Proceeds from the First Closing shall be deposited into the Company's operating account (the "Company Operating Account"), which Company Operating Account is listed in Schedule 6.20 under the heading "Company Operating Account". The Company hereby represents and warrants that the Company Operating Account is with Royal Bank, located in Toronto, Canada, and that the only authorized signatories to the Company Operating Account are Maurizio Angelone, the Company's CEO, Bruce MacInnis, the Company's CFO, and Lee Simpson, the Company's Controller ("Operating Account Signatories"). The Operating Account Signatories shall not be changed, nor shall any new authorized signatories be added to the Company Operating Account, without the prior written approval of the Buyer or Buyer's designee, which approval shall not be unreasonably withheld. For a period of one hundred twenty (120) days after the First Closing Date, funds shall not be disbursed from the Company Operating Account without first obtaining the written approval of two (2) of the Operating Account Signatories and the Buyer or Buyer's designee, such approval not to be unreasonably withheld.

                   (ii)	Second Closing.

                   (A) Funds Withheld For Turkey Launch. Seven and one-half percent (7.5%) of the Net Proceeds from the Second Closing ("Second Turkey Launch Funds") shall be withheld by Buyer and maintained by Buyer in the Turkey Account. Buyer shall have the right to use the Second Turkey Launch Funds at any time, at the sole discretion of Buyer or Buyer's designee, so long as such Second Turkey Launch Funds are used for an Acceptable Use. Payment by Buyer from Second Turkey Launch Funds for an Acceptable Use shall be made by Buyer upon its receipt of an invoice therefor from the Company or from any other Person providing the services which are an Acceptable Use, and upon making any such payment, Buyer shall deliver to the Company a written notice, advising the Company of the amount of Second Turkey Launch Funds expended and the Acceptable Use for which such Second Turkey Launch Funds were expended. In the event Buyer desires to use any Second Turkey Launch Funds for any purpose that is not an Acceptable Use, Buyer shall first be required to obtain the prior written approval of either the Company's CEO or CFO, which approval shall not be unreasonably withheld, conditioned or delayed. Any Second Turkey Launch Funds not expended by Buyer from the Turkey Account (or not otherwise reserved for payment of Additional Sentaca Funds or of any Acceptable Use) after sixty (60) days from the Second Closing Date shall be promptly thereafter disbursed by Buyer from the Turkey Account, fifty percent (50%) towards payment to Sentaca for the general global software platform being developed by Sentaca for the Company, and fifty percent (50%) to the Company Operating Account.

                   (B) Company Operating Account. Ninety-two and one-half percent (92.5%) of the Net Proceeds from the Second Closing shall be deposited into the Company Operating Account. For a period of one hundred twenty (120) days after the Second Closing Date, funds shall not be disbursed from the Company Operating Account without first obtaining the written approval of two (2) of the Operating Account Signatories and the Buyer or Buyer's designee, such approval not to be unreasonably withheld.

      7.5	Reservation of Shares. The Company shall take all action
reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares and the issuance of the Warrant Shares (collectively, the "Share
Reserve"). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Convertible Debentures and the full exercise of the Warrants. If at any time the Share
Reserve is insufficient to effect the full conversion of the Convertible Debentures or the full exercise of the Warrants, the Company shall take all required measures to implement an increase of the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within twenty (20) business days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

      7.6	Fees and Expenses.  At each Closing, the Company shall pay
certain fees and other amounts as more specifically set forth in Exhibit "D" attached hereto.

      7.7	Warrants.  At the First Closing, the Company shall issue to
the Buyer a warrant to purchase an amount of shares of the Company's
Common Stock equal to a one-to-one ratio based on the number of shares of Common Stock issuable upon conversion of the Convertible Debentures issued as of the First Closing Date, at an exercise price equal to $1.50 per share (subject to adjustment as provided in the Warrants), and at the Second Closing, the Company shall issue to the Buyer a warrant to purchase an amount of shares of the Company's Common Stock equal to a one-to-one ratio based on the number of shares of Common
Stock issuable upon conversion of the Convertible Debentures issued as of the Second Closing Date at an exercise price equal to $1.50 per share (subject to adjustment as provided in the Warrants), which warrants shall be in the form attached hereto as Exhibit "E" (the
"Buyer Warrants").

      7.8	Information of Free Trading Positions of Material
Shareholders. The Company shall, within forty-five (45) days from the First Closing Date, deliver a request to each Material Shareholder, requesting from such Material Shareholder a confirmation of the number of shares of capital stock owned by each of such Material Shareholders which are freely tradable without restriction. The Company shall use its commercially reasonable efforts to obtain that information and deliver same to Buyer within ninety (90) days from the First Closing Date.

      7.9	Transfer Agent. The Company covenants and agrees that, until the Transaction End Date, in the event that the Company's agency relationship with its transfer agent should be terminated for any reason, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the "Irrevocable Transfer Agent Instructions"
(as hereinafter defined).

      7.10	Rights of First Refusal. So long as Buyer owns, legally or
beneficially, any of the Convertible Debentures, the Company shall not raise additional capital from any Person, including any current or former officers or directors of the Company, current or former shareholders and/or investors of the Company, underwriters, brokers, agents or other third parties, by the issuance or sale of any securities of the Company, including shares of any class of Common
Stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of Common Stock
(whether the offering is conducted by the Company, underwriter, placement agent or any third party) (any such additional capital raise hereinafter referred to as a "Future Offering"), unless the Company shall have first delivered to Buyer, at least twenty (20) days prior to the closing of such Future Offering, written notice describing the proposed Future Offering ("Notice of Offering"), including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing Buyer an option during the twenty (20) day period following delivery of the Notice of Offering to purchase the securities being offered in the Future
Offering, up to an amount determined by Buyer not greater than on a pari passu basis with the other investors in such Future Offering, on the same terms as contemplated by such Future Offering. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the Notice of Offering to Buyer, the Company shall deliver a new notice to Buyer describing the amended terms and conditions of the proposed Future Offering and Buyer thereafter shall have an option during the twenty (20) day period following delivery of such new notice to purchase the securities being offered, up to an amount determined by Buyer not greater than on a pari passu basis with the other investors in such Future Offering, on the same terms as contemplated by such proposed Future Offering, as amended. Notwithstanding anything contained in this Section 7.10 to the contrary, Buyer's right of first refusal rights on Future
Offerings as set forth in this Section 7.10 shall only be applicable to Future Offerings of Five Million Dollars ($5,000,000) or more closing on or after January 30, 2010.

      7.11	Additional Registration Statements. Until the effective date of the Initial Registration Statement (as such term is defined in the Registration Rights Agreement), the Company will not file a registration statement under the Securities Act relating to securities that are not the Securities, other than to satisfy any and all pre-existing contractual commitments identified in Schedule 6.4.

      7.12	Board Representation.  Until the date on which: (A) the
Buyer shall have sold all the Securities, including the Conversion Shares and the Warrant Shares; and (B) none of the Convertible Debentures or Warrants are outstanding, the Buyer shall have the right to appoint a designee of Buyer (which designee shall be Sam Halim, until the Buyer otherwise notifies the Company in writing) to serve as a member of the Company's board of directors. In addition, upon the Buyer's funding of a subsequent capital-raising transaction of at least Five Million Dollars ($5,000,000) by March 31, 2010, the Buyer shall have the right to appoint a second designee of Buyer to serve as a member of the Company's board of directors until such a time as shall be determined in the terms of such additional capital-raising transaction. In this regard, the Company shall use its best efforts to cause a majority of its stockholders to enter into a voting agreement or other agreement pursuant to which such majority stockholders agree and consent to vote their respective shares for the purposes of electing such designees.

      7.13	Covenants Regarding Turkey Launch.  The Company shall use
its best efforts to have the first commercial launch of the Company Technology in Turkey. In this regard, the Company hereby acknowledges that the Company recently entered into a License Agreement (the "Trendlink License") with Kalkavan Group/Trendlink ("Trendlink"), pursuant to which the Company licensed the Company Technology to Trendlink with the intention of and view towards having the first commercial launch of the Company Technology in Turkey and within the "Territory" (as such term is defined in the Trendlink License). Accordingly, the Company hereby agrees that Sam Halim and Yilmaz Kalkavan, both members of the Buyer, will act as advisors to the Company, and, in cooperation with the Company's officers or other designated team, to assist with the launch of the Company Technology in the Territory through and in conjunction with the Trendlink
License.

      7.14	Compensation of Directors.  The Company shall agree upon and approve a compensation package for non-officer members of the Company's board of directors, which compensation package may include stock options or other equity compensation, fringe benefits and other compensation, all as approved by a majority of the Company's board of directors, and which compensation package shall be consistent for all non-officer members of the Company's board of directors.

      7.15	Meetings and Information.  The Company shall cause its board of directors (including Buyer's board designee) to meet as per the schedule outlined on Exhibit "F" attached hereto. At each of such meetings, the Company's officers shall provide the board of directors with a full status report on the legal, financial, operational and all other aspects of the Company's business.

      7.16	Source Code Escrow Under Trendlink License.  Within sixty
(60) days after the First Closing Date, the Company shall amend the Trendlink License to provide for a source code escrow agreement to be entered into between the Company and Trendlink, with a third party source code escrow agent reasonably acceptable to the Company and Trendlink, which agreement shall be in a form and substance in customary form for source code escrow agreements which shall be reasonably acceptable to the Company and Trendlink, provided that the parties agree that such source code escrow agreement shall only provide for release of the source code upon bankruptcy and liquidation events, rejection of the Trendlink License through the bankruptcy process or similar events, and further provided that all fees associated with such escrow arrangement shall be paid for by Trendlink.

                                  ARTICLE VIII
                          TRANSFER AGENT INSTRUCTIONS

      8.1	Transfer Agent Instructions.  The Company shall issue
irrevocable instructions to its transfer agent to issue certificates, registered in the name of Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by Buyer to the Company upon conversion of the Convertible Debentures or exercise of the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). The Company shall not change its transfer agent, unless the new transfer agent assumes and acknowledges, in writing, the Irrevocable Transfer Agent Instructions. Prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section
5.7 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this
Section 8.1 (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or the date on which the Conversion Shares and Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. In furtherance of the immediately preceding sentence, in the event the Company's transfer agent requires the Company to provide to it, in addition to the Irrevocable Transfer Agent Instructions, an issuance resolution or other documentation as a condition to the transfer agent's obligation to issue the Conversion Shares or Warrant Shares upon conversion of the Convertible Debentures or exercise of the Warrants, as the case may be, then the Company hereby covenants and agrees that it shall, within three (3) business days of the Company's receipt of a conversion notice regarding a conversion of the Convertible Debentures, or any part thereof, or an exercise notice regarding the exercise of the Warrants, or any part thereof, issue and deliver to its transfer agent, together with such conversion notice or exercise notice, any other issuance resolution or other documentation required by the transfer agent to issue the Conversion Shares or the Warrant Shares in accordance with the Convertible Debentures or the
Warrants, respectively and as applicable.   Nothing in this Section
shall affect in any way the Buyer's obligations to comply with all applicable securities laws upon re-sale of the Securities. If Buyer provides the Company with: (i) an opinion of counsel in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company's counsel, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale or transfer is effected; or (ii) the Buyer provides such assurances to the Company and Company's counsel which are reasonably acceptable to Company's counsel that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, Warrant Shares and the Compensation Stock, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend and any stop transfer instruction, in such name and in such denominations as specified by Buyer, all in accordance with the time frames set forth in Section 5.7 above. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 8.1 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 8.1, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                  ARTICLE IX
         CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS TO SELL

      	The obligation of the Company hereunder to issue and sell the Convertible Debentures and Warrants to the Buyer at the Closings is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

      9.1	Buyer shall have executed the Transaction Documents and
delivered them to the Company.

      9.2	The Buyer shall have delivered to the Company the Purchase
Price for the Convertible Debentures and Warrants, as applicable for each Closing, minus any fees to be paid directly from the proceeds the Closings as set forth herein, by wire transfer of immediately available U.S. funds to the accounts designated in Section 7.4 above
(the Company shall provide wire instructions to Buyer for such accounts).

      9.3	The representations and warranties of the Buyer shall be
true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Dates.

                                  ARTICLE X
         CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS TO PURCHASE

      10.1	First Closing.  The obligation of the Buyer hereunder to
purchase the Convertible Debentures at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

             (a)	The Company shall have executed the Transaction
Documents applicable to the First Closing and delivered the same to the Buyer.

             (b)	Trading in the Common Stock on the Primary Trading
Market shall not have been suspended for any reason, nor shall suspension have been threatened, as of the First Closing Date, either:
(i) in writing by the SEC or the Principal Trading Market; or (ii) by falling below the minimum listing maintenance requirements of the Principal Trading Market. If required by the Principal Trading
Market, all the Conversion Shares issuable upon the conversion of the Convertible Debentures and Warrant Shares issuable upon exercise of the Warrants shall be approved for listing or trading on the Primary Trading Market.

             (c)	The representations and warranties of the Company
shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the First Closing Date (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing Date.

             (d)	The Company shall have executed and delivered to the
Buyer (or its designees, as applicable) the Convertible Debentures, Warrants and Compensation Stock applicable to the First Closing.

             (e)	The Buyer shall have received an opinion of counsel
from counsel to the Company in a form satisfactory to the Buyer.

             (f)	The Company shall have provided to the Buyer a true
copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is incorporated, as of a date within ten (10) days of the First Closing
Date.

             (g)	The Company shall have delivered to the Buyer a
certificate, executed by the Secretary or other officer of the Company and dated as of the First Closing Date, confirming: (i) the matters set forth in Section 10.1(c) hereof; (ii) that resolutions consistent with Section 6.3 above have been adopted by the Company's board of directors in a form reasonably acceptable to Buyer; (iii) the Certificate of Incorporation; and (iv) the Bylaws, each as in effect at the First Closing Date.

             (h)	The Company shall have provided to the Buyer an
acknowledgement, to the satisfaction of the Buyer, from the Company's independent certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

             (i)	The Company shall have created the Share Reserve.

             (j)	The Irrevocable Transfer Agent Instructions, in form
and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

             (k)	The Company shall have provided to Buyer evidence
satisfactory to Buyer that voting agreements or other agreements shall be in place and effective to appoint and elect designees of Buyer to the Company's board of directors in accordance with Section 7.12 above.

             (l)	No event shall have occurred which could reasonably be
expected to have a Material Adverse Effect.

      10.2	Second Closing.  The obligation of the Buyer hereunder to
accept the Convertible Debentures at the Second Closing is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions:

             (a)	The Company shall have executed the Transaction
Documents applicable to the Second Closing and delivered the same to the Buyer.

             (b)	Trading in the Common Stock on the Primary Trading
Market shall not have been suspended for any reason, nor shall suspension have been threatened, as of the First Closing Date, either:
(i) in writing by the SEC or the Principal Trading Market; or (ii) by falling below the minimum listing maintenance requirements of the Principal Trading Market. If required by the Principal Trading
Market, all the Conversion Shares issuable upon the conversion of the Convertible Debentures and Warrant Shares issuable upon exercise of the Warrants shall be approved for listing or trading on the Primary Trading Market.

             (c)	The representations and warranties of the Company
shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date.

             (d)	The Company shall have executed and delivered to the
Buyer the Convertible Debentures, Warrants and Compensation Stock applicable to the Second Closing.

             (e)	The Buyer shall have received an opinion of counsel
from counsel to the Company in a form satisfactory to the Buyer.

             (f)	The Company shall have provided to the Buyer a true
copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is incorporated, as of a date within ten (10) days of the Second Closing
Date.

             (g)	The Company shall have delivered to the Buyer a
certificate, executed by the Secretary or other officer of the Company and dated as of the Second Closing Date, confirming: (i) the matters set forth in Section 10.2(c) hereof; (ii) that resolutions consistent with Section 6.3 above have been adopted by the Company's board of directors in a form reasonably acceptable to Buyer; (iii) the Certificate of Incorporation; and (iv) the Bylaws, each as in effect at the Second Closing Date.

             (h)	The Company shall have timely filed all SEC Documents
required to be filed by the Company as of the Second Closing Date.

             (i)	No event shall have occurred which could reasonably be
expected to have a Material Adverse Effect.

             (j)	The Company shall have certified, in a certificate
executed by two officers of the Company and dated as of the Second
Closing Date, and provided to Buyer such other documentation as may be reasonably requested by Buyer, confirming that the Company Technology has been commercially launched in Turkey; provided, however, that if the failure to launch in Turkey is the result of failure of third parties other than the Company, such as Trendlink or the telecommunications carrier in Turkey, and such failure is not in any manner related to a failure of cooperation, resources, funding or other failure by the Company, then this condition shall be deemed satisfied so long as the Company used its best efforts to cause such commercial launch in Turkey.

             (k)	The Company shall have certified, in a certificate
executed by two officers of the Company and dated as of the Second
Closing Date, and provided to Buyer such other documentation as may be reasonably requested by Buyer, confirming that the Company has signed, effective and valid advertising contracts for the Company Technology that are expected to generate a minimum of $500,000 of gross revenue for the Company.

                                  ARTICLE XI
                               INDEMNIFICATION

      11.1	Company's Obligation to Indemnify.  In consideration of the
Buyer's execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company hereby agrees to defend and indemnify Buyer and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the "Buyer Indemnified Parties") and Company does hereby agree to hold the Buyer Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified
Parties, or any one of them, and Company hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts and costs of investigation, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or
(ii) any breach of any covenant, agreement or Obligation of the Company contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.

      11.2	Buyer's Obligation to Indemnify.  Buyer hereby agrees to
defend and indemnify Company and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the "Company Indemnified Parties") and Buyer does hereby agree to hold the Company Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Company Indemnified Parties, or any one of them, and Buyer hereby agrees to pay or reimburse the Company Indemnified Parties for any and all Claims payable by any of the Company Indemnified Parties to any Person, including reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts and costs of investigation, through all negotiations, mediations, arbitrations, trial and appellate levels, arising from or as a result of: (i) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or
(ii) any breach of any covenant, agreement or Obligation of the Buyer contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer. To the extent that the foregoing undertaking by Buyer may be unenforceable for any reason, Buyer shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.

      11.3	Limitation of Company Indemnification. The indemnification
obligations of Company  pursuant to Section 11.1 are:

             (a)	subject to any applicable limitations contained in
Section 12.12, or, with respect to covenants or representations and warranties contained in any other agreement or document delivered pursuant to this Agreement, any limitations on survival in the agreement or document in which they are made;
             (b)	in connection with the First Closing, limited to the
sum of $2,000,000 in the aggregate, in the case of the Company's breach of the representations and warranties contained in Article VI and the covenants contained in Articles VII, VIII and XII, and in connection with the Second Closing, limited to the sum of $3,000,000 in the aggregate, in the case of the Company's breach of the representations and warranties contained in Article VI and the covenants contained in Articles VII, VIII and XII; and

             (c)	not applicable to indemnify any Buyer Indemnified
Parties unless and until, and only to the extent that, the aggregate of all Claims for any breach, default or indemnification under this Agreement exceeds $100,000.

      11.4	Limitation of Company Indemnification. The indemnification
obligations of the Buyer  pursuant to Section 11.2 are:

             (a)	in connection with the First Closing, limited to the
sum of $2,000,000 in the aggregate, in the case of the Buyer's breach of the representations and warranties contained in Article V, and in connection with the Second Closing, limited to the sum of $3,000,000 in the aggregate, in the case of the Buyer's breach of the representations and warranties contained in Article V; and

             (b)	not applicable to indemnify any Company Indemnified
Parties unless and until, and only to the extent that, the aggregate of all Claims for any breach, default or indemnification under this Agreement exceeds $100,000.

                                  ARTICLE XII
                                 MISCELLANEOUS

      12.1	Notices.  All notices of request, demand and other
communications hereunder shall be addressed to the parties as follows:

	If to the Company:	My Screen Mobile, Inc.
		70 Yorkville Ave., Suite 300
		Toronto, Ontario M5R 1B9
		Attn: Maurizio Angelone, CEO
		Telephone: (416) 413-9800
		Facsimile:  (416) 413-9806
		E-Mail: murizioa@myscreen.com

	With a copy to:	James G. Dodrill, P.A.
		5800 Hamilton Way
		Boca Raton, Florida 33496
		Attn: James G. Dodrill, Esq.
		Telephone: (561) 862-0529
		Facsimile: (561) 892-7787
		E-Mail: jgd2pa@comcast.net

	If to the Buyer:	Global Financial Enterprises, LLC
		7080 IsleGrove Place
		Boca Raton, FL 33433
		Attn: Sam Halim, Manager
		Telephone: (561) 702-6712
		Facsimile: (___)______________
		E-Mail: samh0264@gmail.com

	With a copy to:	David Kahan, P.A.
		3125 W. Commercial Blvd., Suite 100
		Ft, Lauderdale, FL 33309
		Attn: David Kahan, Esq.
		Telephone: (954) 548-3930
		Facsimile: (954) 548-3910
		E-Mail: david@evrealty.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed received: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile (with receipt confirmed in writing on the sender's facsimile machine) or other method of delivery, but shall be deemed to have been given only when confirmed received by the other party.

      12.2	Entire Agreement.  This Agreement, including the Exhibits
and Schedules attached hereto and the documents delivered pursuant hereto, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

      12.3	Assignment. No party may assign or transfer its interests in this Agreement, or delegate its duties hereunder, without the prior written consent of the other party.

      12.4	Binding Effect.  This Agreement shall be binding upon the
parties hereto, their respective successors and permitted assigns.

      12.5	Amendment.  The parties hereby irrevocably agree that no
attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

      12.6	No Waiver.  No waiver of any provision of this Agreement
shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

      12.7	Gender and Use of Singular and Plural.  All pronouns shall
be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

      12.8	Counterparts.  This Agreement and any amendments hereto may
be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

      12.9	Headings.  The article and section headings contained in
this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

      12.10	Governing Law.  This Agreement shall be construed in
accordance with the laws of the State of Florida, without regard to the principles of conflicts of laws. The parties further agree that any action between them shall be heard in Palm Beach County, Florida and expressly consent to the jurisdiction and venue of the State Court sitting in Palm Beach County, Florida and the United States District Court for the Southern District of Florida for the adjudication of any civil action asserted pursuant to this Agreement.

      12.11	Further Assurances.  The parties hereto will execute and
deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

      12.12	Survival. Unless this Agreement is terminated under Section
12.13, the representations and warranties of the Company and the Buyer contained in Articles V and VI, the agreements and covenants set forth in Articles VII, VIII and XII, and the indemnification provisions set forth in Article XI, shall survive the Closings for a period of eighteen (18) months following the date on which: (i) the Convertible Debentures are converted in full; and (ii) the Warrants are been exercised or have lapsed.

      12.13	Termination. In the event that the First Closing shall not
have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Articles IX and X above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such fifth (5th) business day without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 12.13, the Company shall remain obligated to pay the Buyer's fees under
Section 7.6 above.

      12.14	Time is of the Essence. The parties hereby agree that time
is of the essence with respect to performance of each of the parties' Obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

      12.15	Joint Preparation.  The preparation of this Agreement has
been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

      12.16	Severability.  If any one of the provisions contained in
this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

      12.17	Publicity. The Company and the Buyer shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, so long as the content of such release or disclosure is first approved by Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other Laws or regulations (the Company shall consult the Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

      12.18	No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

      12.19	Force Majeure.  Notwithstanding anything contained in this
Agreement to the contrary, in the event any item, activity, undertaking or performance by either party hereto under this Agreement is delayed, hindered or prevented as a result of any strike, lock-out, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any materials or service or through an act of God or any other cause reasonably beyond the control of such party (each an "Event of Force Majeure"), then the time for performance for such item, activity or undertaking and all corresponding time periods thereafter shall be extended on a day-for-day basis for a period equal to the unavoidable delay period caused by the Event of Force Majeure.

[SIGNATURES ON THE FOLLOWING PAGE]


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

                                       SELLER:

                                       MY SCREEN MOBILE, INC.,
                                       a Delaware corporation

                                       By:/s/ Maurizio Angelone
                                       Name:Maurizio Angelone
                                       Title:CEO
                                       Date: December 16, 2009


                                       BUYER:

                                       GLOBAL FINANCIAL ENTERPRISES, LLC,
                                       a Florida limited liability company

                                       By:/s/ Sam Halim
                                       Name: Sam Halim
                                       Title: Manager
                                       Date: December 16, 2009

                                  EXHIBIT "A"

                       FORM OF CONVERTIBLE DEBENTURE

                                  EXHIBIT "B"



                   FORM OF REGISTRATION RIGHTS AGREEMENT

                                  EXHIBIT "C"

                               ACCEPTABLE USES

1. All expenses associated with or relating to the support and training services required to be provided by the Company under Section 2(b) of Exhibit "B" to the Trendlink License, regardless of whether such support and training services are provided by the Company or by a Company designee (such as Sentaca, for example), including travel, lodging, airfare and any fixed or hourly charges for time of any people providing such support and training services.

2. Any payments made to Sentaca, whether in connection with the work undertaken by Sentaca for the general global software platform being developed by Sentaca for the Company, or work undertaken by Sentaca specifically for the Turkey launch, provided that no such payment may be in payment of any cost for which Trendlink is responsible under section 1(a) of Exhibit "B" to the Trendlink License.

                                  EXHIBIT "D"

                              FEES AND EXPENSES

             (a)	At the First Closing, the Company shall reimburse
Buyer, directly from the proceeds of the First Closing, for expenses incurred by Buyer in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents, including attorneys' and consultants' fees and expenses and all other fees, costs and expenses incurred by Buyer in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, subject to Buyer presenting supporting documentation for such expenses. In no event shall such reimbursement exceed the amount of Sixty Five Thousand
Dollars ($65,000).

             (b)	The Company has agreed to and shall pay a cash
structuring fee to Buyer of Five Hundred Thousand Dollars ($500,000), Two Hundred Thousand ($200,000) of which shall be paid directly from the proceeds of the First Closing, and the remaining Three Hundred Thousand ($300,000) which shall be paid directly from the proceeds of the Second Closing.

             (c)	 At the First Closing, the Company shall issue to
Buyer's designees, in such denominations as instructed by Buyer (equal to a cash value of three and one-half percent (3.5%) of the gross proceeds from each Closing), warrants to purchase 70,000 shares of the Company's Common Stock at an exercise price equal to $1.50 per share (subject to adjustment as provided in the Warrants), and at the Second Closing, the Company shall issue to Buyer's designees, in such denominations as instructed by Buyer, warrants to purchase 105,000 shares of the Company's Common Stock at an exercise price equal to $1.50 per share (subject to adjustment as provided in the Warrants), which warrants shall be in the form attached hereto as Exhibit "E"
(the "Compensation Warrants").

             (d)	At the First Closing, the Company shall issue (and
cause its transfer agent to issue) to Buyer's designees, in such amounts as instructed by Buyer, Seven Hundred Fifty Thousand (750,000) shares of the Company's Common Stock, and at the Second Closing, the Company shall issue (and cause its transfer agent to issue) to Buyer's designees, in such amounts as instructed by Buyer, Two Hundred Fifty Thousand (250,000) shares of the Company's Common Stock (the
"Compensation Stock").

                                  EXHIBIT "E"

                                FORM OF WARRANT

                                  EXHIBIT "F"

                 2010 BOARD OF DIRECTORS MEETING SCHEDULE


DATE                         MEETING TYPE
January 20, 2010 (Wed)       Conference Call / Update
February 17, 2010 (Wed)      Conference Call / Update
March 30, 2010 (Tues)        In person / Approve 2009 FS & AGM
May 13, 2010 (Thurs)         In person / Approve 2010 Q1
June 23, 2010 (Wed)          Conference Call / Update
August 12, 2010 (Thurs)      In person / Approve 2010 Q2
September 28, 2010 (Tues)    Conference Call / Update
November 11, 2010 (Thurs)    In person / Approve 2010 Q3
December 15, 2010 (Wed)      Conference Call / Update

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SELLER'S DISCLOSURE SCHEDULES